Exhibit 2.4

THIS WARRANT AND THE COMMON SHARES ACQUIRABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER ANY SECURITIES ACT OR THE SECURITIES LAWS OF ANY PROVINCE OR STATE.  THIS WARRANT MAY NOT BE EXERCISED UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH JURISDICTION OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

PACFIC THERAPETICS LTD.

NON-TRANSFERABLE WARRANT
TO PURCHASE CLASS A
COMMON SHARES

For value received, [Name of Investor], including his/her/its successors or permitted assigns (the “Holder”) is entitled to purchase from Pacific Therapeutics Ltd., a British Columbia corporation (the “Company”), up to [Number] fully paid and non-assessable shares of the Company’s Class A Common Shares, without par value or such greater or lesser number of such shares as may be determined by application of the anti-dilution provisions of this Warrant, at the price of CAD$[ ] per share (the “Warrant Exercise Price”), subject to adjustments as noted below.  This Warrant may be exercised by the Holder at any time or from time to time prior to the close of business until [Date].

This Warrant is subject to the following terms and conditions:

1.           Exercise.  The rights represented by this Warrant may be exercised by the Holder, in whole or in part, by written election, in the form set forth below, by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company, by payment to it by cash, certified check or bank draft of the Warrant Exercise Price for the shares to be purchased and by delivery of a subscription agreement, an investment letter and/or similar documents acceptable to the Company.  The shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant has been exercised by payment to the Company of the Warrant Exercise Price.  Certificates for the shares so purchased, bearing an appropriate restrictive legend, shall be delivered to the Holder within 15 days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new warrant representing the number of shares, if any, with respect to which this Warrant has not been exercised shall also be delivered to the Holder hereof within such time.  No fractional shares shall be issued upon the exercise of this Warrant.

2.           Shares.  All shares that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized and issued, fully paid and non-assessable shares.  During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of Class A Common Shares to provide for the exercise of the rights represented by this Warrant.

3.           Adjustment.  The Warrant Exercise Price shall be subject to adjustment from time to time as hereinafter provided in this Section 3:

(a)           If the Company at any time divides the outstanding shares of its Class A Common Shares into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its common stock are combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such common share.

(b)           If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company’s Class A Common Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for such shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the common shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the Holder if the Holder had exercised this Warrant and had received such common shares immediately prior to such reorganization, reclassification, consolidation, merger or sale.  The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder at the last address of the Holder appearing on the books of the Company the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

(c)           If the Company takes any other action, or if any other event occurs, which does not come within the scope of the provisions of Section 3(a) or 3(b), but which should result in an adjustment in the Warrant Exercise Price and/or the number of shares subject to this Warrant in order to fairly protect the purchase rights of the Holder, an appropriate adjustment in such purchase rights shall be made by the Company.

(d)           Upon each adjustment of the Warrant Exercise Price, the Holder shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

(f)           Upon any adjustment of the Warrant Exercise Price, the Company shall give written notice thereof to the Holder stating the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.           No Rights as Shareholder.  This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

5.           Non -Transferable.  This Warrant and all rights hereunder may not be transferred or assigned in whole or in part.

6.           Notices.  All demands and notices to be given hereunder shall be delivered or sent by first class mail, postage prepaid; in the case of the Company, addressed to its corporate headquarters, Suite 1023, 409 Granville Street, Vancouver, B.C. V6C 1T2 until a new address shall have been substituted by like notice; and in the case of the Holder, addressed to the Holder at the address written below, until a new address shall have been substituted by like notice.

7.           Governing Law.  This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the Province of British Columbia, excluding that body of law applicable to conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered by a duly authorized officer.

Dated: [ ]

PACFIC THERAPEUTICS LTD.

By:
Authorized Signatory

WARRANT EXERCISE CERTIFICATE

In connection with the exercise by the undersigned (the “Subscriber”) of a warrant to purchase ____________ Class A Common Shares of Pacific Therapeutics Ltd. (the “Shares”), the Subscriber hereby represents and warrants to the Company as follows:

(a)	the Subscriber acknowledges that the Shares are being acquired pursuant to an exemption of the securities laws in the province in which the Subscriber resides;

(e)
it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and it is able to bear the economic risk of loss of its entire investment;

(f)
it is acquiring the Shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares in violation of any applicable securities laws; and

(g)	upon the issuance thereof, the certificates representing the Shares will bear a legend in substantially the following form:

Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months and a day after the later of (I) the date the securities are issued, and (II) the date the issuer becomes a reporting issuer in any province or territory.

Dated this ______ day of __________________, 20___.

(Name of Subscriber - please print)	(Official Capacity or Title - Please Print)

By:
(Authorized Signature)	(Please print name of individual whose signature appears)